SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of
                        the Securities Exchange Act of 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:
         [ ] Preliminary Proxy Statement    [ ] Confidential, for Use of
         [ ] Definitive Proxy Statement         the Commission Only (as
         [x] Definitive Additional Materials    permitted by Rule 14a-6(e)(2))
         [ ] Soliciting Material Pursuant
             to 14a-11(c) or 14a-12


                                    MULTIMEDIA, INC.
                    (Name of Registrant as Specified in Its Charter)


         (Name of Person(s) Filing Proxy Statement, if other than the Regis-trant)

         Payment of filing fee (Check the appropriate box):
         [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
             14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
         [ ] $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
         [x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
             and 0-11.
             (1)   Title of each class of securities to which transaction ap-
                   plies:
                   Common Stock, $.10 par value
             (2)   Aggregate number of securities to which transaction ap-
                   plies:
                   37,877,678 shares of Common Stock
             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):<F1>
                   $45.25
             (4) Proposed maximum aggregate value of transaction:<F1> $1,713,964,930.00
             (5)   Total fee paid:
                   $342,793.00
         ________________






[FN]
<F1>
                   The filing fee assumes the purchase of 37,877,678 shares of Common Stock of the Registrant at $45.25 in cash per share. The amount of the fil-ing fee, calculated in accordance with Rule 0-11(c)(1) of the Securities Exchange Act of 1934, as amended, equals one-fiftieth (1/50) of one percent of the proposed cash payments to the holders of Common Stock, for a total of $342,793.00.

         [x]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration Statement No.:

              (3)  Filing Party:

              (4)  Date Filed:

                         [LETTERHEAD OF MULTIMEDIA, INC.]








                                IMPORTANT REMINDER




                                            October 27, 1995




         DEAR SHAREHOLDER:

         We have previously mailed to you proxy materials relating to the Special Meeting of Shareholders of Multimedia, Inc. to be held at 11:00 a.m. on Wednesday, November 15, 1995, at the Roe Cabaret Theatre, Peace Center for the Performing Arts at 300 South Main Street in Greenville, South Carolina.

         According to our latest records, we have not received your proxy card for this important meeting. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. If you have not already mailed your proxy card, please take a moment to indicate your vote, sign, date and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience.

         For the reasons set forth in the Proxy Statement dated October 6, 1995, your Board of Directors unanimously recommends that you vote "FOR" approval and adoption of the July 24, 1995 Merger Agreement with Gannett, and the transactions contemplated by the Merger Agreement, including the merger.

         Thank you for your cooperation and continued support.

                                            Sincerely,

                                            /s/ Donald D. Sbarra

                                            DONALD D. SBARRA
                                            Chairman of the Board